Exhibit 99.2

The Scottdale Bank & Trust Company

150 Pittsburgh Street

Scottdale, Pennsylvania 15683

The undersigned shareholder of The Scottdale Bank & Trust Company (“Scottdale”) hereby constitutes and appoints [•] as attorney, agent and proxy with full power of substitution, to vote as proxy the number of shares of common stock of Scottdale (the “Common Stock”) which the undersigned would be entitled to vote if personally present at the special meeting of shareholders of Scottdale to be held at [•], local time, at [•], on [•], and any adjournment thereof (the “Special Meeting”), with respect to the proposals described in the Joint Proxy Statement/Prospectus and the Notice of Special Meeting of Shareholders, both dated [•], timely receipt of which are hereby acknowledged. Only shareholders of record on [•] are entitled to vote their shares of Common Stock at the Special Meeting.

This Proxy may be revoked at any time before it is exercised at the Special Meeting.

The Board of Directors of Scottdale unanimously recommends a vote “FOR” the proposals listed below. Such vote is hereby solicited on behalf of the Board of Directors.

1.	APPROVAL OF THE MERGER PROPOSAL. To approve and adopt the Agreement and Plan of Merger, dated as of March 29, 2017, by and among Mid Penn Bancorp, Inc. (“Mid Penn”), Mid Penn Bank, a wholly-owned subsidiary of Mid Penn, and Scottdale, which provides for, among other things, the merger of Scottdale with and into Mid Penn Bank.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

2.	APPROVAL OF THE ADJOURNMENT PROPOSALS. To approve a proposal to authorize the board of directors of Scottdale to adjourn or postpone the Special Meeting, if necessary, to solicit additional proxies, in the event there are not sufficient votes at the time of the Special Meeting to approve and adopt the Agreement and Plan of Merger.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

Shares of Common Stock will be voted as specified in this Proxy. Unless otherwise specified, this Proxy will be voted FOR the proposals listed above. If any other proposal is properly presented at the Special Meeting or any postponement or adjournment thereof, the Proxy will be voted in accordance with the judgment of the persons appointed as proxies.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED

Signature	Date	Signature (Joint Owners)	Date

Print Name		Print Name

Please sign as your name appears on this card. Only one shareholder needs to sign in the case of joint ownership. When signing as attorney, executor, administrator, trustee or guardian, please give your full title.

PLEASE COMPLETE AND DATE THIS PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.